COMMON STOCK PURCHASE AGREEMENT

AGREEMENT entered into as of the 20th day of December, 2010, by and between WRASP 33, Inc., a Delaware corporation with an address at 4737 North Ocean Drive, Suite 207, Lauderdale by the Sea, FL 33308 (the “Company”) and Janine Frisco (the “Purchaser”).

WHEREAS, the Purchaser desires to purchase, and the Company desires to sell, an aggregate of 287,137 shares (the “Shares”) of the Company’s common stock, par value $.0001 per share (the “Common Stock”) upon the terms and conditions hereof.

WHEREAS, the Purchaser agrees that the Shares shall be subject to a repurchase option by the Company in accordance with the terms and conditions described in Section 1.2 herein; and

WHEREAS, WestPark Capital Financial Services, LLC (“WPC”) has advanced the Company an aggregate of $39,500 (the “Advances”) for the payment of certain expenses and fees incurred by the Company through the date of this Agreement and the Purchaser has agreed to reimburse WPC up to an amount equal to 3.5% of the Advances; and

WHEREAS, Anthony C. Pintsopoulos and Richard Rappaport (together with Anthony C. Pintsopoulos, the “Indemnitees”) are either members of the board of directors of the Company (the “Board of Directors”) or officers of the Company, or both, and in such capacity or capacities, or otherwise as Agents (as hereinafter defined) of the Company, are performing valuable services for the Company and the Purchaser agrees to indemnify the Indemnitees in accordance with the terms and conditions herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Purchaser and the Company hereby agree as follows:

SECTION 1:  SALE OF THE SHARES

1.1 Sale of the Shares.  Subject to the terms and conditions hereof, the Company will sell and deliver to the Purchaser and the Purchaser will purchase from the Company, upon the execution and delivery hereof, the Shares for a purchase price equal to $202.29 (the “Purchase Price”).

1.2  Repurchase Option.  (a)  Anytime following the date of this Agreement (the “Repurchase Period”), the Company shall have an irrevocable, exclusive option, but not the obligation, to repurchase all or any portion of the Shares (to the extent repurchased, the “Repurchased Shares”), in accordance with Section 1.2(b) herein (the "Repurchase Option").  The Repurchase Option shall be exercisable at a price equal to two times the sum of (a) the Purchase Price and (b) any advances or additional cash contributions to capital made by the Purchaser (the "Repurchase Price"). The Repurchase Option shall be exercisable by the Company, at any time during the Repurchase Period, by delivering written notice (the “Repurchase Notice”) to such Purchaser of its election to exercise its Repurchase Option. The Repurchase Notice shall provide (i) that the Company is exercising its Repurchase Option in connection with this Agreement; (ii) the number of Shares the Company is repurchasing (the “Repurchased Shares”) and (iii) the aggregate Repurchase Price to be paid for the Repurchased Shares.  The Repurchase Notice shall be accompanied by a check made out in the name of such Purchaser, or other immediately available funds shall be provided, for an amount equal to the Repurchase Price. Upon delivery of the Repurchase Notice and the Repurchase Price, the Shares so repurchased and all rights and interests therein or relating thereto shall be deemed canceled and the Company shall have the right to retain and transfer to its own name the Repurchased Shares. The Repurchase Option set forth in this Section may be assigned by the Company in whole or in part in its sole discretion.

(b) If the Company shall exercise the Repurchase Option, at any time during the Repurchase Period and the Company consummates (i) a merger or other business combination with an operating business or (ii) a transaction pursuant to which the Company ceases to be a “shell company,” as defined by Rule 12b-2 under the Securities Exchange Act of 1934, as amended and a “blank check company,” as defined by Rule 419 of the Securities Act of 1933, as amended (a transaction pursuant to clause (i) or (ii) above, the “Business Combination”), upon written request from the Purchaser delivered within 30 days after the consummation of the Business Combination, the Company shall have the obligation to reissue to the Purchaser, in exchange for such Purchaser paying the Company the Repurchase Price, such number of Shares as shall be necessary so that the  Purchaser shall acquire (1) all of the Repurchased Shares, if the Business Combination is consummated any time during the 30 day period from the date that the Company repurchases the Shares; (2) two-thirds (2/3) of the Shares, if the Business Combination is consummated any time during the period beginning 31 days through and including 60 days from the date that the Company repurchases the Shares; or (3) one-third (1/3) of the Shares, if the Business Combination is consummated any time during the period beginning 61 days through and including 90 days from the date that the Company repurchases the Shares. If the Company shall consummate a Business Combination at any time after the 90th day that the Company has exercised the Repurchase Option, the Purchaser shall not have the right to cause the Company to reissue any of the Shares.  The number of Repurchased Shares to be reissued shall be adjusted to the extent the number of outstanding shares of Common Stock or the Company is adjusted at any time prior to the Business Combination.  For example, if current shareholders of the Company are required to surrender and cancel any shares of Common Stock as a condition to the Business Combination, the number of Repurchased Shares to be reissued shall be reduced on a pari passu basis.  However, the aggregate Repurchase Price will still be paid by the Shareholder upon issuance of such readjusted number of Repurchased Shares.

1.3   Indemnification.

(a)           The Purchaser shall, with respect to any threatened, pending or completed action, claim, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative, that is associated with Indemnitees acting in any way for or on behalf of the Company, as officer and/or director of the Company, absent bad faith or intentional misconduct (“Proceeding”), indemnify Indemnitees to the fullest extent permitted by applicable law and the Certificate of Incorporation of the Company in effect on the date hereof or as such law or Certificate of Incorporation may from time to time be amended (but, in the case of any such amendment, only to the extent such amendment permits the Company to provide broader indemnification rights than the law or Certificate of Incorporation permitted the Company to provide before such amendment). Without in any way diminishing the scope of the indemnification provided by this Section 1.3, the Purchaser will indemnify Indemnitees to the full extent permitted by law if and wherever Indemnitees are or were parties or are threatened to be made a parties to any Proceeding, including any such Proceeding brought by or in the right of the Purchaser, by reason of the fact that Indemnitees are or were directors or officers of the Company or by reason of anything done or not done by Indemnitees in such capacities, against Expenses (as hereinafter defined) and Liabilities (as hereinafter defined) actually and reasonably incurred by Indemnitees or on their behalves in connection with the investigation, defense, settlement or appeal of such Proceeding. Notwithstanding the foregoing, the Purchaser shall be required to indemnify Indemnitees in connection with a Proceeding commenced by Indemnitees (other than a Proceeding commenced by Indemnitees to enforce Indemnitees’ rights under this Agreement) only if the commencement of such Proceeding was authorized by the Board of Directors.

(b)           Whenever Indemnitees believes that Indemnitees are entitled to indemnification pursuant to this Agreement, Indemnitees shall submit a written claim for indemnification to the Purchaser. Any claim for indemnification shall include sufficient documentation or information reasonably available to Indemnitees explaining the entitlement to indemnification. In any event, Indemnitees shall submit Indemnitees’ claim for indemnification within a reasonable time, not to exceed five (5) years after any judgment, order, settlement, dismissal, arbitration award, conviction, acceptance of a plea of nolo contendere or its equivalent, or final termination, whichever is the later date for which Indemnitee requests indemnification.

(c)           Upon making a request for indemnification, Indemnitees shall be presumed to be entitled to indemnification under this Agreement and the Purchaser shall have the burden of proof to overcome that presumption in reaching any contrary determination. The termination of any Proceeding by judgment, order, settlement, arbitration award or conviction, or upon a plea of nolo contendere or its equivalent shall not affect this presumption or, except as determined by a judgment or other final adjudication adverse to Indemnitees, establish a presumption with regard to any factual matter relevant to determining Indemnitees’ rights to indemnification hereunder.

(d)           “Expenses” shall include all direct and indirect costs (including, without limitation, attorneys’ fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, all other disbursements or out-of-pocket expenses and reasonable compensation for time spent by Indemnitees for which Indemnitees are otherwise not compensated by the Company, the Purchaser or any third party) actually and reasonably incurred in connection with either the investigation, defense, settlement or appeal of a Proceeding or establishing or enforcing a right to indemnification under this Agreement, applicable law or otherwise; provided, however, that “Expenses” shall not include any Liabilities.

(e)           “Liabilities” shall mean liabilities of any type whatsoever including, but not limited to, any judgments, fines, ERISA excise taxes and penalties, penalties and amounts paid in settlement (including all interest assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) of any Proceeding.

1.4         Advances. The Purchaser agrees to reimburse WPC in an amount equal to 3.5% of the Advances (the “Reimbursement”), such amount to be due and payable at the Closing and the Company agrees that upon repayment of the Advances, an amount equal to the Reimbursement shall be due and payable to the Purchaser and the Company shall cause WPC to release all claims or rights to repayment of that portion of the Advances equal to the Reimbursement.  All amounts paid in connection with the Reimbursement shall be applied towards the Repurchase Price in accordance with Section 1.2(b) herein.

SECTION 2:  CLOSING DATE; DELIVERY

2.1  Closing Date.  The closing of the purchase and sale of the Shares hereunder (the “Closing”) shall be held immediately following the execution and delivery of this Agreement.

2.2  Delivery at Closing. At the Closing, the Company will deliver to the Purchaser a stock certificate registered in the Purchaser’s name, representing the number of Shares to be purchased by Purchaser hereunder, against payment of the purchase price therefore as indicated above.

SECTION 3: REPRESENTATIONS AND WARRANTIES OF PURCHASER

The undersigned Purchaser hereby represents and warrants to the Company as follows:

3.1  Transfer of Shares.  The Shares have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom, and as of the date of this Agreement, may not be sold pursuant to the exemptions provided by Section 4(1) of the Securities Act in accordance with the letter from Richard K. Wulff, Chief of the Office of Small Business Policy of the Securities and Exchange Commission’s Division of Corporation Finance, to Ken Worm of NASD Regulation, Inc., dated January 21, 2000.

3.2  Experience. The Purchaser has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of investment in the Company and of making an informed investment decision.  The Purchaser has adequate means of providing for the Purchaser's current needs and possible future contingencies and the undersigned has no need, and anticipates no need in the foreseeable future, to sell the Shares for which the Purchaser subscribes.  The Purchaser is able to bear the economic risks of this investment and, consequently, without limiting the generality of the foregoing, the undersigned is able to hold the Shares for an indefinite period of time and has sufficient net worth to sustain a loss of the undersigned's entire investment in the Company in the event such loss should occur. Except as otherwise indicated herein, the undersigned is the sole party in interest as to its investment in the Company, and it is acquiring the Shares solely for investment for the undersigned's own account and has no present agreement, understanding or arrangement to subdivide, sell, assign, transfer or otherwise dispose of all or any part of the Shares subscribed for to any other person.

3.3  Investment; Access to Data.  The Purchaser has carefully reviewed and understands the risks of, and other considerations relating to, a purchase of the Common Stock and an investment in the Company. The Purchaser has been furnished materials relating to the Company and anything that it has requested and has been afforded the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense.  Representatives of the Company have answered all inquiries that the Purchaser has made of them concerning the Company, or any other matters relating to the formation and operation of the Company and the offering and sale of the Common Stock.The Purchaser has not been furnished any offering literature other than the materials that the Company may have provided at the request of the Purchaser; and the Purchaser has relied only on such information furnished or made available to the undersigned by the Company as described in this Section. The Purchaser is acquiring the Shares for investment for the Purchaser's own account, not as a nominee or agent and not with the view to, or for resale in connection with, any distribution thereof.  The Purchaser acknowledges that the Company is a start-up company with no current operations, assets or operating history, which may possibly cause a loss of the Purchaser’s entire investment in the Company.

3.4  Authorization.  (a) This Agreement, upon execution and delivery thereof, will be a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally.

(b)  The execution, delivery and performance by the Purchaser of this Agreement and compliance therewith and the purchase and sale of the Shares will not result in a violation of and will not conflict with, or result in a breach of, any of the terms of, or constitute a default under, any provision of state or Federal law to which the Purchaser is subject, or any mortgage, indenture, agreement, instrument, judgment, decree, order, rule or regulation or other restriction to which the Purchaser is a party or by which the Purchaser is bound, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Purchaser pursuant to any such term.

3.5  Accredited Investor.  Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended and has executed the statement of accredited investor annexed hereto as Exhibit A.

SECTION 4:  MISCELLANEOUS

4.1  Governing Law.  This Agreement shall be governed in all respects by the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

4.2  Survival.  The terms, conditions and agreements made herein shall survive the Closing.

4.3  Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

4.4  Entire Agreement; Amendment; Waiver.  This Agreement constitutes the entire and full understanding and agreement between the parties and supersedes all prior oral or written agreements and understandings, if any, with regard to the subject matter hereof.  Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by all the parties hereto.

4.5  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together, shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

WRASP 33, INC.

By:	/s/ Richard Rappaport
Richard A. Rappaport
President

PURCHASER

/s/ Janine Frisco
Janine Frisco

Exhibit A

STATEMENT OF ACCREDITED INVESTOR

To:          WRASP 33, INC. (the “Company”)

Ladies and Gentlemen:

The undersigned hereby refers to the Securities Purchase Agreement executed and delivered to the Company by the undersigned as of the date hereof.  In connection with the subscription thereunder by the undersigned to purchase securities of the Company, the undersigned hereby represents and warrants that such individual or entity meets at least one of the tests listed below for an "accredited investor" (as such term is defined under Regulation D promulgated pursuant to the Securities Act of 1933, as amended).

"Accredited Investors" are accorded special status under the federal securities laws. Individuals who hold certain positions with an issuer or its affiliates, or who have certain minimum individual income or certain minimum net worth (each as described below) may qualify as Accredited Investors.  Partnerships, corporations or other entities may qualify as Accredited Investors if they fulfill certain financial and other standards, or if all of their equity owners have incomes and/or net worth which qualify them individually as Accredited Investors, and trusts may qualify as Accredited Investors if they meet certain financial and other tests (as described below).

You may qualify as an Accredited Investor under Regulation D promulgated under the Securities Act of 1933 (the "1933 Act") if you meet any of the following tests (please check all that apply):

☐
The undersigned is an individual who is a director or executive officer of the Company.  An “executive officer” is the president, a vice president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy making function or any other person who performs similar policy making functions for the Company.

☒
The undersigned is an individual that (1) had individual income of more than $200,000 in each of the two most recent fiscal years and reasonably expects to have individual income in excess of $200,000 in the current year, or (2) had joint income together with the undersigned’s spouse in excess of $300,000 in each of the two most recent fiscal years and reasonably expects to have joint income in excess of $300,000 in the current year.  “Income” means adjusted gross income, as reported for federal income tax purposes, increased by the following amounts:  (i) any tax exempt interest income under Section 103 of the Internal Revenue Code (the “Code”) received, (ii) any losses claimed as a limited partner in a limited partnership as reported on Schedule E of Form 1040, (iii) any deduction claimed for depletion under Section 611 of the Code or (iv) any amount by which income has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Code.  In determining personal income, however, unrealized capital gains should not be included.

☐
The undersigned is an individual with individual net worth, or combined net worth together with the undersigned’s spouse, in excess of $1,000,000.  “Net worth” means the excess of total assets at fair market value (excluding the primary residence) over total liabilities excluding (debt obligations on the principal residence).

☐
The undersigned is a Trust with total assets in excess of $5,000,000, was not formed for the specific purpose of acquiring securities of the Company, and the purchase of the securities is directed by a person with such knowledge and experience in financial and business matters that he is capable of evaluating the risks and merits of the prospective investment in such securities.

☐
The undersigned is a corporation, partnership, limited liability company or limited liability partnership that has total assets in excess of $5,000,000 and was not formed for the specific purpose of acquiring securities of the Company.

☐	The undersigned is an entity in which all of its equity owners are “accredited investors”.

Dated: December 20, 2010

Very truly yours,

Name of Individual #1 or Entity

Authorized Signature

Name of Individual #2, if applicable

Authorized Signature